Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Reports to Shareholders of iShares 0-5 Year High Yield Corporate Bond ETF, iShares 0-5 Year Investment Grade Corporate Bond ETF, iShares 0-5 Year TIPS Bond ETF, iShares 1-3 Year International Treasury Bond ETF, iShares Aaa - A Rated Corporate Bond ETF, iShares B - Ca Rated Corporate Bond ETF, iShares Baa - Ba Rated Corporate Bond ETF, iShares CMBS ETF, iShares Convertible Bond ETF, iShares Core 1-5 Year USD Bond ETF, iShares Core Total USD Bond Market ETF, iShares Core U.S. Treasury Bond ETF, iShares Currency Hedged International High Yield Bond ETF, iShares Floating Rate Bond ETF, iShares Global Inflation-Linked Bond ETF, iShares GNMA Bond ETF, iShares iBonds Dec 2016 Corporate ETF, iShares iBonds Dec 2017 Corporate ETF, iShares iBonds Dec 2018 Corporate ETF, iShares iBonds Dec 2019 Corporate ETF, iShares iBonds Dec 2020 Corporate ETF, iShares iBonds Dec 2021 AMT-Free Muni Bond ETF, iShares iBonds Dec 2021 Corporate ETF, iShares iBonds Dec 2022 AMT-Free Muni Bond ETF, iShares iBonds Dec 2022 Corporate ETF, iShares iBonds Dec 2023 Corporate ETF, iShares iBonds Dec 2024 Corporate ETF, iShares iBonds Dec 2025 Corporate ETF, iShares iBonds Mar 2016 Corporate ETF, iShares iBonds Mar 2016 Corporate ex-Financials ETF, iShares iBonds Mar 2018 Corporate ETF, iShares iBonds Mar 2018 Corporate ex-Financials ETF, iShares iBonds Mar 2020 Corporate ETF, iShares iBonds Mar 2020 Corporate ex-Financials ETF, iShares iBonds Mar 2023 Corporate ETF, iShares iBonds Mar 2023 Corporate ex-Financials ETF, iShares International Inflation-Linked Bond ETF, iShares International Treasury Bond ETF, iShares J.P. Morgan USD Emerging Markets Bond ETF, iShares TIPS Bond ETF, iShares Treasury Floating Rate Bond ETF and iShares Yield Optimized Bond ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

February 25, 2016